   As filed with the Securities and Exchange Commission on September 10, 1998

                                                      Registration No. 333-53747
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                            STERLING SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


      DELAWARE                             7372                   75-1873956
(State or Other Jurisdiction of     (Primary Standard          (I.R.S. Employer
Incorporation or Organization)          Industrial              Identification
                                 Classification Code Number)        Number)


                         300 CRESCENT COURT, SUITE 1200
                              DALLAS, TEXAS  75201
                                 (214) 981-1000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)


                          DON J. MCDERMETT, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            STERLING SOFTWARE, INC.
                         300 CRESCENT COURT, SUITE 1200
                              DALLAS, TEXAS  75201
                                 (214) 981-1000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                               __________________

                                    Copy to:

                             MARK E. BETZEN, ESQ.
                          JONES, DAY, REAVIS & POGUE
                           2300 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                             DALLAS, TEXAS  75201
                                (214) 220-3939


================================================================================

     Upon the effectiveness of this Registration Statement on June 8, 1998, 942,813 shares of common stock, par value $.10 per share ("Common Stock"), of Sterling Software, Inc. ("Sterling Software") were registered for possible issuance to holders of common stock, par value $.20 per share ("Mystech Common Stock"), of Mystech Associates, Inc. ("Mystech"), pursuant to the merger (the "Merger") of a wholly owned subsidiary of Sterling Software ("Merger Sub") with and into Mystech pursuant to an Agreement and Plan of Merger, dated May 27,
 1998, among Sterling Software, Merger Sub and Mystech (the "Merger Agreement").

     The Merger was consummated on July 9, 1998. Pursuant to the Merger Agreement, each of the 139,925 shares of Mystech Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") were converted into the right to receive 5.49313 shares of Common Stock. Accordingly, 768,574 shares of Common Stock have been issued or continue to be issuable pursuant to the Merger.

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended (the "Act"), and the undertaking contained in this Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Act, Sterling Software hereby removes from registration under this Registration Statement 174,239 shares of Common Stock.

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

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on September 10, 1998.


                                  STERLING SOFTWARE, INC.


                                  By:  /s/ Don J. McDermett, Jr.
                                       -----------------------------------------
                                       Don J. McDermett, Jr.
                                       Senior Vice President and General Counsel

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on September 10, 1998.


        Signatures                                Title
        ----------                                -----

 /s/  Sterling L. Williams*    Chief Executive Officer and President; Director
-----------------------------           (Principal Executive Officer)
Sterling L. Williams

 /s/  R. Logan Wray*           Senior Vice President and Chief Financial Officer
-----------------------------     (Principal Financial and Accounting Officer)
R. Logan Wray

 /s/  Sam Wyly*                          Chairman of the Board; Director
-----------------------------
Sam Wyly

 /s/  Charles J. Wyly, Jr.*           Vice Chairman of the Board; Director
-----------------------------
Charles J. Wyly, Jr.

 /s/  Evan A. Wyly*                                  Director
-----------------------------
Evan A. Wyly

 /s/  Phillip A. Moore*                              Director
-----------------------------
Phillip A. Moore

 /s/  Michael C. French*                             Director
-----------------------------
Michael C. French

 /s/  Donald R. Miller*                              Director
-----------------------------
Donald R. Miller

 /s/  Robert J. Donachie*                            Director
-----------------------------
Robert J. Donachie

 /s/  Alan W. Steelman*                              Director
-----------------------------
Alan W. Steelman

   *The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed as Exhibit 24.1 to this Registration Statement.


                                         /s/ Don J. McDermett, Jr.
                                         ----------------------------------
                                         Don J. McDermett, Jr.
                                         Attorney-in-Fact

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